Exhibit 10.2

AMENDMENT NO. 5 TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT
THIS AMENDMENT NO. 5 (this “Amendment”), dated as of May 20, 2016, to the Credit Agreement (as defined below) is entered into by and among the Lenders signatory hereto, PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (in such capacity, the “Agent”), EMERGE ENERGY SERVICES LP, a Delaware limited partnership (the “Parent Guarantor”), and each of the undersigned Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.
RECITALS
A.    The Lenders, Agent, Parent Guarantor and Borrowers have previously entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of June 27, 2014, as amended by Amendment No. 1, dated as of April 6, 2015, Amendment No. 2, dated as of November 20, 2015, Amendment No. 3, dated as of March 1, 2016 and Amendment No. 4, dated as of May 20, 2016 (as further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.
B.    The Lenders, Agent, Parent Guarantor and Borrowers, pursuant to Section 16.2(b) of the Credit Agreement, now wish to amend the Credit Agreement on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Amendments and Waivers. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:
(a)
    Section 1.2 is hereby amended by deleting the definition of “Accordion Increase” in such Section.
(b)
    Section 1.2 is hereby amended by adding the following definitions to such Section, in alphabetical order:
“Amendment No. 5” shall mean Amendment No. 5 to this Agreement, dated May 20, 2016.
“Amendment No. 5 Effective Date” shall mean the date of effectiveness of Amendment No. 5 pursuant to the terms thereof.
“Applicable Amount” shall mean the amount specified on Schedule 2.11(c).
“Covenant Relief Period” shall mean the period commencing on the Amendment No. 5 Effective Date and terminating upon the Covenant Reversion Date.
“Covenant Reversion Date” shall have the meaning set forth on Schedule 1.2(g).
“Disposition” shall have the meaning set forth in Section 7.1(b) hereof.
“Fuels Division Sale” shall mean the sale of the fuels division of the Borrowers.

“Fuels Division Sale Closing Date” shall mean the date of consummation of the Fuels Division Sale.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Net Cash Proceeds” shall mean, with respect to the Fuels Division Sale, proceeds received by any Credit Party or any Restricted Subsidiary from or in respect of such Disposition, less (i) any foreign, federal, state or local income taxes paid or payable in respect of such Disposition, (ii) any customary and reasonable transaction fees and expenses incurred in connection with such Disposition (including financial advisory fees, legal fees and accountants’ fees), (iii) transaction bonuses payable to employees of the Borrowers in respect of such Disposition provided that, the aggregate amount of such transaction bonuses shall not exceed $500,000 and (iv) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the assets that are the subject of such Disposition and retained by any Credit Party or any Restricted Subsidiary thereof.
(c)
    The definition of “Applicable Margin” set forth in Section 1.2 is hereby amended by replacing “as of the Amendment No. 2 Effective Date and thereafter, an amount equal to” with “from and after the Amendment No. 5 Effective Date, (i) 4.00 percentage points for Revolving Advances consisting of Domestic Rate Loans and (ii) 5.00 percentage points for Revolving Advances consisting of LIBOR Rate Loans, (II) from and after the Amendment No. 2 Effective Date and prior to the Amendment No. 5 Effective Date,” and replacing “(II)” with “(III)”.
(d)
    Clause (d) of the definition of “Change of Control” set forth in Section 1.2 is hereby amended and restated as follows: “(d) a “change of control” (or similarly defined event) shall occur under the documentation governing any other Indebtedness of the Parent Guarantor or any of its Subsidiaries of more than $5,000,000 in principal amount.”
(e)
    The definition of “Consolidated EBITDA” set forth in Section 1.2 is hereby amended by replacing clause (b)(v)(z) with the following: “the execution and delivery of Amendment No. 4, Amendment No. 5, the Specified Documents and documentation relating to the Fuels Division Sale (including legal expenses) in an aggregate amount under this subclause (z) not to exceed $1,000,000”.
(f)
    The definition of “Dominion Period” set forth in Section 1.2 is hereby amended by (i) adding “(I) prior to the Amendment No. 5 Effective Date,” after “shall mean” and (ii) adding the following before the period at the end of the sentence: “and (II) on and after the Amendment No. 5 Effective Date, the period commencing on the Amendment No. 5 Effective Date and ending on the Termination Date”.
(g)
    The definition of “Letter of Credit Sublimit” set forth in Section 1.2 is hereby amended by replacing “$30,000,000” with “$20,000,000”.
(h)
    The definition of “Line Cap” set forth in Section 1.2 is hereby amended by replacing “at any time” with “(a) at any time during the Covenant Relief Period, the Maximum Revolving Advance Amount and (b) at all other times”.
(i)
    The definition of “Maximum Revolving Advance Amount” set forth in Section 1.2 is hereby amended by (i) replacing “$350,000,000” with “$325,000,000” and (ii) deleting the following: “(a) increased pursuant to an Accordion Increase or (b)”.
(j)
    The definition of “Payment Condition” set forth in Section 1.2 is hereby amended by adding the following before the period at the end of the sentence: “; provided that the Payment Condition shall be deemed not satisfied at any time during the Covenant Relief Period”.
(k)
    The definition of “Permitted Acquisition” set forth in Section 1.2 is hereby amended by adding (i) “and while the Covenant Relief Period is not in effect” immediately after “(A) prior to the Ratio Trigger Date” and (ii) “or during the Covenant Relief Period,” immediately after “(B) on or after the Ratio Trigger Date”.
(l)
    Section 2.1 is hereby amended by adding the following between “does not exceed” and “the lesser of (a)”: “(X) during the Covenant Relief Period, the Maximum Revolving Advance Amount and (Y) at all other times,”.
(m)
    Section 2.5 is hereby amended by adding the following paragraph after paragraph (d):
“(e)    On the Fuels Division Sale Closing Date, Borrowers shall repay Revolving Advances in an aggregate amount equal to (x) the Applicable Amount plus (y) 80% of the amount (if any) by which the Net Cash Proceeds of the Fuels Division Sale exceeds the Applicable Amount.”
(n)
    Section 2.6 is hereby amended by adding the following between Protective Advance),” and “the Borrower”: “including (for the avoidance of doubt) as a result of the reduction of the Maximum Revolving Advance Amount pursuant to Section 2.11,”.
(o)
    Section 2.8(b)(i) is hereby amended by replacing “lesser of (i) the Maximum Revolving Advance Amount, or (ii) the Formula Amount and, in each case,” with “Line Cap and”.
(p)
    Section 2.11 is hereby amended as follows:
i.
    Paragraph (a) is hereby amended by deleting the phrase “no more than once during each period of twelve months”.
ii.
    The following paragraph shall be added after paragraph (b):
“(c)    On the Fuels Division Sale Closing Date, the Maximum Revolving Advance Amount shall be reduced by an amount equal to (x) the Applicable Amount plus (y) 80% of the amount (if any) by which the Net Cash Proceeds of the Fuels Division Sale exceeds the Applicable Amount.”
iii.
    Paragraph (c) is hereby amended by replacing “(c)” with “(d)”.

(q)
    Section 2.16(a) is hereby amended by adding “(subject to the proviso to Section 8.2(b))” between “in its sole discretion” and “, elect to make” in the first sentence.
(r)
    Section 3.4 is hereby amended as follows:
i.
    The section heading shall be retitled: “Other Fees” and “(a)” shall be added before “Borrowers”.
ii.
    The following paragraph shall be added:
“(b)    On the Fuels Division Sale Closing Date, Borrowers shall pay Agent, for the ratable account of the Lenders, a consent fee equal to 0.50% of each such Lenders’ Commitment Amount (after giving effect to the reduction pursuant to Section 2.11(c)).”
(s)
    Section 4.9 shall be hereby amended by adding “(including discounted cash flow analyses)” between “appraisals of the Sand Reserves” and “and no more”.
(t)
    Section 4.10 is hereby amended by replacing “Formula Amount” with “Line Cap”.
(u)
    The following section shall be added as Section 5.25:
“5.25.    Bid Letters. The Borrower Representative has provided to the Agent true and complete copies of all bid letters and letters of intent (from all bidders) relating to the Fuels Division Sale, except that the name of the bidder and other identifying information may be redacted.”
(v)
    Section 6.5 is hereby amended as follows:
i.
    The table set forth below paragraph (c) is hereby amended by (i) replacing “$10,838,000” with “N/A” and (ii) adding the following sentence immediately before paragraph (d): “For the avoidance of doubt, this covenant shall not be tested for the Building Period ended on March 31, 2016.”
ii.
    Paragraph (d) is hereby amended by adding the following between “shall not apply” and “on or after the Ratio Trigger Date”: “(i) during the period commencing on the Amendment No. 5 Effective Date and ending on June 30, 2016 or (ii)”.
iii.
    Paragraph (e) is hereby amended by adding the following at the end of the last paragraph: “Notwithstanding anything to the contrary, during the Covenant Relief Period, in no event shall any Credit Party make, or cause or permit any Restricted Subsidiary to make, any Capital Expenditure other than the Capital Expenditures set forth on Schedule 6.5(e).”
(w)
    Section 6.6(a)(v) is hereby amended by replacing “within 120 days after the Amendment No. 3

Effective Date” with “by the Covenant Reversion Date” and replacing “120 days after the Amendment No. 3 Effective Date” with “the Covenant Reversion Date”.
(x)
    The following section shall be added as Section 6.14:
“6.14.    Fuels Division Sale. Cause to be satisfied the milestones with respect to the Fuels Division Sale set forth on Schedule 6.14.”
(y)
    Section 7.1(b) is hereby amended to add the following immediately before the period at the end of the first sentence: “and (xvi) the Fuels Division Sale in accordance with Section 6.14”.
(z)
    Section 7.5 is hereby amended as follows:
i.
    The period at the end of paragraph (f) shall be replaced with a semicolon.
ii.
    The following shall be added to the end of such Section:
“provided that during the Covenant Relief Period, no Restricted Payment shall be permitted pursuant to Section 7.5(a) or (b).”
(aa)
    Section 8.2(b) is hereby amended by replacing the phrase “in its sole discretion (but subject to the Required Lenders not having notified the Agent that it shall no longer permit such Advances)” with “with the prior written consent of the Required Lenders (which shall be effective until revoked in writing by the Required Lenders)”.
(bb)
    Section 9.2 is hereby amended to add the following at the end of paragraph (a): “provided that during the Covenant Relief Period, in no event shall a Borrowing Base Certificate be required to be delivered;”.
(cc)
    Section 9.8 is hereby amended as follows:
i.
    The section heading shall be retitled: “Quarterly, Monthly and Weekly Reporting”.
ii.
    The following paragraphs shall be added after paragraph (b):
“(c)    During the Covenant Relief Period, furnish Agent (for distribution to the Lenders) within 10 Business Days after the end of each month, commencing with the first month ending on or after the Amendment No. 5 Effective Date, a report of all Capital Expenditures made during such month and during the period elapsed from the beginning of the fiscal year to the end of such month, and a comparison against the projected operating budget and cash flow.
(d)    During the Covenant Relief Period, on or before Friday of each week (the “Cash Flow Forecast Deadline”), furnish Agent (for distribution to the Lenders) (i) a cash flow forecast of Parent Guarantor and its Subsidiaries for the 13-week period commencing on the Sunday following the Cash Flow Forecast Deadline, in form and substance reasonably satisfactory to Agent, (ii) if the cash flow forecast delivered pursuant to clause (i) for any week within the 13-week period is changed from the cash flow forecast for such week previously delivered, a comparison showing such changes, (iii) a comparison of (x) the actual cash flows of Parent Guarantor and its Subsidiaries for the week prior to the week in which the Cash Flow Forecast Deadline occurs (for example, if the Cash Flow Forecast Deadline is May 13, 2016 the actual cash flows for the week commencing May 1, 2016) with (y) the forecasted cash flows for such week as last previously provided to Agent (including a calculation of the variance between actual and projected cash receipts and disbursements), (iv) a comparison of (x) the actual cash flows of Parent Guarantor and its Subsidiaries for the period commencing on April 24, 2016 and ending with the week referred to in clause (iii) with (y) the forecasted cash flows for such period as previously provided to Agent (including a calculation of the variance between actual and projected cash receipts and disbursements), and (v) if requested by Agent, a report from Parent Guarantor’s management setting forth explanations for any variances in actual results as compared to forecasted performance.”
(dd)
    Sections 10.4, 10.6 and 10.11 are hereby amended by replacing the amount “$10,000,000” each time such amount appears in such sections with “$5,000,000”.
(ee)
    Section 16.2(viii) is hereby amended by replacing “Formula Amount” with “Line Cap” each time such term is used.
(ff)
    Section 16.9 is hereby amended as follows:
i.
    “(A)” shall be added before beginning of the first sentence.
ii.
    Clauses (e) and (f) shall be replaced with the following: “(e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and the Other Documents or (f) without limiting the foregoing, in ensuring compliance with Article IV and Section 6.6, and all of the foregoing may be charged to Borrowers’ Account and shall be part of the Obligations.”
iii.
    The following paragraph shall be added after the first paragraph:
“(B)    At any time after the Amendment No. 5 Effective Date, Agent may retain a financial advisor to Agent and the Lenders (the “Financial Advisor”) to conduct a detailed review of the financial statements, financial projections, existing business model, operations and long-term credit structure of the Parent Guarantor and its Subsidiaries and such other matters relating to the Parent Guarantor and its Subsidiaries as Agent shall determine. The Credit Parties shall cooperate with the Financial Advisor and provide the Financial Advisor all such information reasonably requested by it. Without limiting Section 16.9(A), the Credit Parties shall be responsible for, and timely pay, all reasonable and documented fees and reasonable out-of-pocket expenses and disbursements of the Financial Advisor, including, if requested by the Financial Advisor and approved by Agent, a retainer to be applied to such fees and expenses.”
(gg)
    Section 16.22(v) is hereby amended by deleting the word “other” each time such word appears before “Other Document”.
(hh)
    Schedule 1.2(a) of the Credit Agreement is replaced in its entirety with Schedule 1.2(a) hereto.

(ii)
    Schedules 2.11(c), 6.5(e) and 6.14 hereto are hereby incorporated into the Credit Agreement as Schedules 2.11(c), 6.5(e) and 6.14 thereto.
(jj)
    The Lenders hereby waive all Defaults and Events of Default arising out of the Credit Parties’ failure to comply with Section 6.5(c) of the Credit Agreement (as in effect prior to this Amendment) for the period ended March 31, 2016 and Sections 6.5(d) and 10.5(i) of the Credit Agreement (as in effect prior to this Amendment) for the period prior to the Effective Date.
2.
    Effectiveness of this Amendment. The following conditions shall have been satisfied, as determined by Agent, before this Amendment is effective (the date of such effectiveness, the “Effective Date”):
(a)
    Agent shall have received this Amendment, fully executed by each Credit Party, Agent and each Lender.
(b)
    Agent shall have received a closing certificate signed by an Authorized Officer of each Credit Party dated as of the Effective Date stating that each of the representations and warranties set forth in Section 3 of this Amendment are true and correct on such date.
(c)
    Agent shall have received a certificate of an Authorized Officer of each Credit Party dated as of the Effective Date certifying (i) to the effect that (A) attached thereto is a true and complete copy of the Organizational Documents of such Credit Party certified as of a recent date by the Secretary of State of the state of its organization, or in the alternative, certifying that such Organizational Documents have not been amended since the Closing Date, (B) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Credit Party authorizing the execution, delivery and performance of this Amendment, and that such resolutions have not been modified, rescinded or amended, and there are no plans to modify rescind or amend, and that such resolutions are in full force and effect or in the alternative, certifying that the resolutions delivered to the Agent on the Closing Date by such Credit Party have not been modified, rescinded or amended, and there are no plans to modify rescind or amend, and that such previously delivered resolutions are in full force and effect and (C) attached thereto is a true and complete copy of the good standing certificates for each Credit Party dated not more than thirty (30) days prior to the Effective Date, issued by the Secretary of State or other appropriate official of each Credit Party’s jurisdiction of organization and (ii) as to the incumbency and specimen signature of each Authorized Officer executing this Amendment and any Other Document on behalf of any Credit Party and signed by another officer as to the incumbency and specimen signature of the Authorized Officer executing the certificate pursuant to this clause.
(d)
    The Parent Guarantor shall have paid to the Agent for the account of each Lender party hereto, a consent fee equal to 0.50% of such Lender’s Commitment as of the date hereof (after giving effect to the effectiveness of this Amendment and the revised Schedule 1.2(a) of the Credit Agreement).
(e)
    All fees and expenses of the Agent and its affiliates required to be paid or reimbursed at or prior to the Effective Date pursuant to the Fee Letter, dated as of April 28, 2016 by and among the Parent Guarantor, the Agent and PNC Capital Markets LLC shall have been paid in full, and all fees and expenses of Cahill Gordon & Reindel LLP in connection with the Credit Agreement and this Amendment shall have been paid in full.

(f)
    All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.
3.
    Representations and Warranties. Each Credit Party represents and warrants as follows:
(a)
    Authority. Such Credit Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Other Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Credit Party of this

Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.
(b)
    Enforceability. This Amendment has been duly executed and delivered by each Credit Party. This Amendment and each Other Document (as amended or modified hereby) is the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, and is in full force and effect.
(c)
    Due Execution. The execution, delivery and performance of this Amendment are within the power of each Credit Party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Credit Party.
(d)
    No Default. After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.
(e)
    Other Representations and Warranties. Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Agreement and the Other Documents are true and correct in all material respects (or, if such representation and warranty is, by its terms, limited by materiality (including a Material Adverse Effect), then such representation and warranty are true in all respects) on and as of the date hereof as if made on and as of the date hereof (except to the extent any such representation or warranty specifically relates to a certain prior date).
4.
    Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.
5.
    Counterparts; Electronic Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar method of electronic transmission shall be deemed to be an original signature hereto.
6.
    Reference to and Effect on the Other Documents.
(a)
    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
(b)
    Except as specifically amended above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and the Lenders.
(c)
    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

(d)
    To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
7.
    Estoppel. To induce Agent and the Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Credit Agreement, each Credit Party hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Borrowers as against Agent or any Lender with respect to the Obligations.
8.
    Integration. This Amendment, together with the Credit Agreement and the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
9.
    Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
10.
    Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to modify the Credit Agreement, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.
11.
    Guarantors’ Acknowledgment. With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty and each Security Document to which it is a party (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty and Security Document to the Credit Agreement, “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment. Although Agent and the Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that neither Agent nor any Lender has any duty under the Credit Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter. Each Credit Party hereby ratifies and reaffirms the validity, enforceability and perfection of the Liens and security interests granted to the Agent for the benefit of the Secured Parties to secure any of the Obligations (as defined in the Credit Agreement and including after giving effect to this Amendment) by each Credit Party pursuant to the Other Documents to which any Credit Party is a party and agrees that the Liens and security interests granted pursuant to the Other Documents shall continue to secure Obligations under the Credit Agreement as amended by this Amendment.
12.
    General Release; Indemnity.
(a)
    In consideration of, among other things, Agent’s and the Lenders’ execution and delivery of this Amendment, each Borrower and each other Credit Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Secured Parties in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Credit Agreement or any Other Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among the Borrowers and the other Credit Parties, on the one hand, and any or all of the Secured Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of Insight Equity Management Company LLC and its affiliates, on the one hand, and the Lenders, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by any Borrower or any other Credit Party of any Loans or other financial accommodations made by any Secured Party after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Agreement, each Borrower and each other Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 12 shall survive the termination of this Amendment, the Credit Agreement, the Other Documents and payment in full of the Obligations.
(b)
    Each Borrower and each other Credit Party hereby agrees that the Releasees shall each be an Indemnified Party and entitled to the benefits of Section 16.5 of the Credit Agreement, including, without limitation, with respect to any Claims arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed and/or delivered in connection therewith.
(c)
    Each Borrower and each other Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee, and will not assert in any proceeding any counterclaim or crossclaim against any Releasee, in each case on the basis of any Claim released, remised and discharged by any Borrower or any other Credit Party pursuant to Section 8(a) hereof. If any Borrower, any other Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, each Borrower and each other Credit Party, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.
[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

PARENT GUARANTOR:	EMERGE ENERGY SERVICES LP By: EMERGE ENERGY SERVICES GP LLC, its General Partner By: /s/ Warren Bonham Name: Warren Bonham Title: Vice President
BORROWERS:	EMERGE ENERGY SERVICES OPERATING LLC By: /s/ Warren Bonham Name: Warren Bonham Title: Vice President
ALLIED ENERGY COMPANY LLC DIRECT FUELS LLC SUPERIOR SILICA SANDS LLC By: EMERGE ENERGY SERVICES OPERATING LLC, its sole member By: /s/ Warren Bonham Name: Warren Bonham Title: Vice President
ALLIED RENEWABLE ENERGY, LLC By: ALLIED ENERGY COMPANY LLC, its sole member By: EMERGE ENERGY SERVICES OPERATING LLC, its sole member By: /s/ Warren Bonham Name: Warren Bonham Title: Vice President

Signature Page to Amendment No. 5 to Emerge Revolving Credit and Security Agreement

EMERGE ENERGY DISTRIBUTORS INC. By: /s/ Warren Bonham Name: Warren Bonham Title: Vice President

Signature Page to Amendment No. 5 to Emerge Revolving Credit and Security Agreement

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION By: /s/ Ron Eckhoff Name: Ron Eckhoff Title: Vice President

Signature Page to Amendment No. 5 to Emerge Revolving Credit and Security Agreement

A LENDER:	BANK OF AMERICA, N.A. By: /s/ Tyler Ellis Name: Tyler Ellis Title: Senior Vice President

A LENDER:	WELLS FARGO BANK, N.A. By: /s/ Daniel M. Smith Name: Daniel M. Smith Title: Vice President
A LENDER:	BRANCH BANKING AND TRUST COMPANY By: /s/ David A. White Name: David A. White Title: Senior Vice President
A LENDER:	SANTANDER BANK, N.A. By: /s/ Aidan Lanigan Name: Aidan Lanigan Title: Senior Vice President By: /s/ Payal Shah Name: Payal Shah Title: Vice President

Signature Page to Amendment No. 5 to Emerge Revolving Credit and Security Agreement

A LENDER:	ROYAL BANK OF CANADA By: /s/ H. Christopher DeCotiis, CFA Name: H. Christopher DeCotiis, CFA Title: Attorney-in-Fact
A LENDER:	AMEGY BANK a division of ZB, N.A. By: /s/ Jesse Greadington, III Name: Jessee Greadington, III Title: Vice President
A LENDER:	MORGAN STANLEY BANK, N.A. By: /s/ Kevin Newman Name: Kevin Newman Title: Authorized Signatory
A LENDER:	STIFEL BANK & TRUST By: /s/ John H. Phillips Name: John H. Phillips Title: Executive Vice President
A LENDER:	MORGAN STANLEY SENIOR FUNDING, INC. By: /s/ Kevin Newman Name: Kevin Newman Title: Vice President

Signature Page to Amendment No. 5 to Emerge Revolving Credit and Security Agreement

Schedule 1.2(a)

COMMITMENTS

Lender	Commitment Amount	Commitment Percentage
PNC Bank, National Association	$78,928,571.43	24.29%
Bank of America, N.A.	$51,071,428.57	15.71%
Wells Fargo Bank, National Association	$51,071,428.57	15.71%
Branch Banking & Trust Company	$32,500,000.00	10.00%
Santander Bank, N.A.	$32,500,000.00	10.00%
Royal Bank of Canada	$23,214,285.71	7.14%
Amegy Bank National Association	$18,571,428.57	5.71%
Morgan Stanley Bank, N.A.	$18,571,428.57	5.71%
Stifel Bank & Trust	$13,928,571.43	4.29%
Morgan Stanley Senior Funding, Inc.	$4,642,857.14	1.43%
TOTAL:	$325,000,000.00	100%

Schedule 1.2(g)

“Covenant Reversion Date” means the earlier of (i) the Fuels Division Sale Closing Date and (ii) July 8, 2016.

Schedule 2.11(c)

“Applicable Amount” shall mean $100,000,000.

Schedule 6.5(e)

Capital Expenditures with respect to the sand division of the Borrowers not to exceed $570,000.
Capital Expenditures with respect to the fuels division of the Borrower limited to those Capital Expenditures necessary to complete the hydro treaters located at the Credit Parties’ facilities located in Birmingham, Alabama and Dallas-Fort Worth, Texas.

Schedule 6.14

(a)    Direct potential interested parties in the Fuels Division Sale to submit bona fide good faith bids no later than April 29, 2016;
(b)    Enter into definitive documentation for the Fuels Division Sale no later than May 27, 2016, which documentation shall provide (i) that filings under the HSR Act shall be made no later than June 3, 2016 and (ii) for the purchase price to be (x) in such amount that would generate Net Cash Proceeds to the Borrowers of at least the Applicable Amount and (y) paid in cash at the time of consummation of the Fuels Division Sale;
(c)    Make filings under the HSR Act no later than June 3, 2016; and
(d)    Consummate the Fuels Division Sale no later than the last day of the Covenant Relief Period.